SoundHound AI Reports 54% Growth and Record Q2 Revenue of $13.5 Million; Closes Quarter With Over $200 Million in Cash
Acquires Amelia, an enterprise conversational AI leader, to significantly expand to new verticals across finance, insurance, and healthcare
SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the second quarter 2024.
“This has been a milestone quarter, with strong customer momentum across all of our key industries – including several new global brands,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “And today we announced a significant acquisition that will expand SoundHound’s reach across multiple new enterprise verticals. We believe the demand for voice and conversational AI is increasing and are committed to strengthening our leadership position in this growing market.”
Second Quarter Financial Highlights
•Reported revenue was $13.5 million, an increase of 54% year-over-year
•GAAP gross margin was 63%; non-GAAP gross margin was 67%
•GAAP earnings per share was a loss of ($0.11); non-GAAP earnings per share was a loss of ($0.04)
•GAAP net loss was ($37.3) million; non-GAAP net loss was ($14.8) million
•Adjusted EBITDA was ($13.8) million
•Cumulative subscriptions & bookings backlog1 customer metric was $723 million and roughly doubled year-over-year
•Annual run rate of over 5 billion queries, second quarter up approximately 90% year-over-year
•Completed conversion of all preferred equity into class A common stock
•Prepaid $100 million debt in the quarter; saving over $55 million in interest and fees over the remaining life of the loan
•Strong cash balance of $201 million at the end of the second quarter
“We continued to realize strong growth in the second quarter while meaningfully improving our capital structure," said Nitesh Sharan, CFO of SoundHound AI. "This is allowing us to further accelerate our organic business while capitalizing on high-impact M&A. Today’s acquisition of Amelia is a key step towards harnessing the huge growth potential in conversational AI and helps us scale even faster.”

Business Highlights
Customer Service
•Acquired Amelia to accelerate and scale SoundHound AI’s customer service offering. The combined companies will bring together decades of experience in conversational AI to offer best-in-class customer service support to a broad range of new verticals. These include some of the very largest multinational enterprise brands, top 15 global banks, and Fortune 500 organizations, with the combined company spanning nearly 200 marquee customers.
•Signed one of the largest pizza chains in the world on an AI roadmap to introduce SoundHound’s phone ordering services to thousands of stores.
•Beef ‘O’ Brady’s rolled out SoundHound’s voice AI ordering system to all corporate locations, and opened it up to franchisees with plans for the family sports bar and grill chain to go live with customers in more than 20 states across the U.S.
•Dynamic Interaction, SoundHound’s next generation drive-thru AI interface, launched with multiple top global QSR brands.
•Employee Assist, SoundHound’s voice AI offering for back-of-house staff, added customers with multiple brands – including two prominent coffee shop chains.
•SoundHound’s Smart Answering has extended the company’s customer service offering beyond restaurants, and signed up a number of customers in various verticals with multi-location brands.
•Acquired Allset to fast-track the company's vision of a voice commerce ecosystem. A food ordering platform, with nearly 7,000 restaurant partners, Allset is designed for local pick-up, allowing consumers and restaurants to bypass delivery app fees.
Automotive
•Peugeot, Vauxhall, Opel, Citröen, and Alfa Romeo all went into full production with SoundHound Chat AI across multiple markets and languages. In total, six Stellantis brands are now in production with SoundHound’s voice assistant with generative AI.
•U.S. EV manufacturer will soon go into production with the SoundHound Chat AI voice assistant across its full fleet of market-leading vehicles – the first U.S. OEM to integrate an assistant with generative AI capabilities.
•In partnership with Stellantis, SoundHound has signed a new contract to provide the voice assistant for three of their brands in Latin America.
•Expanded on an existing customer relationship with a growing EV manufacturer in Europe to add SoundHound Chat AI to their digital assistant.
Partnerships
•SoundHound partnered with Perplexity to bring cutting-edge online LLMs to SoundHound Chat AI. Users can now ask a more complex set of questions and the assistant is able to answer across multiple channels including phones, cars, and smart devices.

•Connex2X, an innovative aftermarket connected vehicle company, partnered with SoundHound to integrate leading voice AI technology into its connected vehicle products.
1)See section ‘Certain Defined Terms’ at the end of this press release for additional information.
Second Quarter 2024 Financial Measures1

Three Months Ended (thousands, unless otherwise noted)	June 30, 2024	June 30, 2023	Change
Revenues	$13,462	$8,751	54%
GAAP gross profit	$8,482	$6,921	23%
GAAP gross margin	63.0%	79.1%	(16.1)	pp
Non-GAAP gross profit	$8,951	$7,002	28%
Non-GAAP gross margin	66.5%	80.0%	(13.5)	pp
GAAP operating loss	$(21,985)	$(16,483)	33%
Non-GAAP adjusted EBITDA	$(13,848)	$(10,082)	37%
GAAP net loss	$(37,322)	$(23,307)	60%
Non-GAAP net loss	$(14,821)	$(16,069)	(8)%
GAAP net loss per share	$(0.11)	$(0.11)	$—
Non-GAAP net loss per share	$(0.04)	$(0.07)	$0.03
1)Please see tables below for a reconciliation from GAAP to non-GAAP.
Liquidity and Cash Flows
The company’s total cash was $201 million at June 30, 2024.
Condensed Cash Flow Statement

Six Months Ended (thousands)	June 30, 2024	June 30, 2023
Cash flows:
Net cash used in operating activities	$(40,440)	$(34,201)
Net cash used in investing activities	(4,788)	(293)
Net cash provided by financing activities	137,030	154,558
Effects of exchange rate changes on cash	130	—
Net change in cash and cash equivalents	$91,932	$120,064
Business Outlook

Incorporating today’s announcement of the acquisition of Amelia, SoundHound is updating its revenue outlook for 2024 and 2025. SoundHound now expects its full year 2024 revenue to exceed $80 million and its 2025 revenue outlook to exceed $150 million.
Additional Information
For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com. The financial statements will be posted on the website, and will be included when the company files its 8-K. The financial data presented in this press release should be considered preliminary until the company files its 10-Q.
Conference Call and Webcast
Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A live webcast and replay will also be accessible at investors.soundhound.com.
About SoundHound AI
SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice AI solutions that let businesses offer incredible conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Drive-Thru, an AI-powered multimodal food ordering solution. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses. www.soundhound.com
Forward Looking Statements and Other Disclosures
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, the potential utility of and market for our products and services, our ability to achieve revenue from our cumulative bookings backlog and subscription bookings backlog, and guidance for financial results for 2024. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our ability to develop the bespoke products and services required under the contracts included in our bookings backlog and subscription backlog, including, but not limited to, our ability to convert customer adoption of Smart Ordering into realized revenue, our ability to predict or measure supply chain disruptions at our customers, our market opportunity and our ability to acquire new customers and retain existing customers, unexpected costs, charges or expenses resulting from our 2024 acquisitions, the ability of our 2024 acquisitions to be accretive on the company's financial results, the timing and impact of our growth initiatives, level of product service failures that could lead our customers to use competitors’ services, our ability to predict direct and indirect customer demand for our existing and future products, our ability to hire, retain and motivate employees, the effects of competition, including price competition within our industry segment, technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment, developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Certain Defined Terms
Cumulative Subscriptions & Bookings Backlog includes the company’s bookings backlog and subscriptions backlog in one holistic metric. Cumulative bookings backlog is derived from committed customer contracts and takes into account the prior quarter end balance of bookings backlog plus new bookings in the current quarter minus associated revenue recognized from bookings from prior periods. Subscriptions backlog refers to potential revenue achievable for the company with current customers where the company is the leading or exclusive provider, and assuming a 4-year ramp up during which time our technologies are being implemented and assuming a successful full roll out of our technologies over a total 5-year duration. Reasonable assumptions about adoption percentages are included, with lower percentages applied to pilot and proof-of-concept customers.
Non-GAAP Measures of Financial Performance
To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share.
The company believes that providing this non-GAAP information in addition to the GAAP financial information, allows investors to view the financial results in the way the company views its operating results. The company also believes that providing this information allows investors to not only better understand the company's financial performance, but also, better evaluate the information used by management to evaluate and measure such performance.
As such, the company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides the reader with useful supplemental information that allows for greater transparency in the review of the company’s financial and operational performance.

The company defines its non-GAAP measures by excluding certain items:
The company arrives at non-GAAP gross profit and non-GAAP gross margin by excluding (i) amortization of intangibles (including acquired intangible assets) and (ii) stock-based compensation.
The company arrives at adjusted EBITDA by excluding (i) total interest and other income/(expense), net, (ii) income taxes, (iii) depreciation and amortization expense (including acquired intangible assets), (iv) stock-based compensation, (v) restructuring expense, (vi) change in fair value of contingent consideration for business acquisition, and (vii) acquisition-related costs.
The company arrives at non-GAAP net loss and non-GAAP net loss per share by excluding (i) depreciation and amortization expense (including acquired intangible assets), (ii) stock-based compensation, (iii) restructuring expense, (iv) loss on early extinguishment of debt, (v) change in fair value of contingent consideration for business acquisition, (vi) gain on bargain purchase, and (vii) acquisition-related costs.
Reconciliations of GAAP to these adjusted non-GAAP financial measures are included in the tables below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.
To the extent that the company presents any forward-looking non-GAAP financial measures, the company does not present a quantitative reconciliation of such measures to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to do so.
Second Quarter Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Margin

Three Months Ended (thousands)	June 30, 2024	June 30, 2023
GAAP gross profit[1]	$8,482	$6,921
Adjustments:
Amortization of Intangibles	362	—
Stock-based compensation	107	81
Non-GAAP gross profit	$8,951	$7,002
GAAP gross margin	63.0%	79.1%
Non-GAAP gross margin	66.5%	80.0%
1)GAAP gross profit is calculated by subtracting the cost of revenues from revenues.

Second Quarter Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Three Months Ended (thousands)	June 30, 2024	June 30, 2023
GAAP net loss	$(37,322)	$(23,307)
Adjustments:
Interest and other income/(expense), net[1]	(888)	5,570
Loss on early extinguishment of debt	15,587	837
Income taxes	638	417
Depreciation and amortization	1,280	703
Stock-based compensation	7,253	5,532
Restructuring	—	166
Change in fair value of contingent acquisition liabilities	(1,082)	—
Acquisition-related expenses	686	—
Non-GAAP adjusted EBITDA	$(13,848)	$(10,082)
1)Includes other income/(expense) of $5.0 and $(0.8) million for the three months ended June 30, 2024 and 2023, respectively.
Second Quarter Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Three Months Ended (thousands)	June 30, 2024	June 30, 2023
GAAP net loss	$(37,322)	$(23,307)
Adjustments:
Depreciation and amortization	1,280	703
Stock-based compensation	7,253	5,532
Restructuring	—	166
Loss on early extinguishment of debt	15,587	837
Change in fair value of contingent acquisition liabilities	(1,082)	—
Gain on bargain purchase	(1,223)	—
Acquisition-related expenses	686	—
Non-GAAP net loss	$(14,821)	$(16,069)
GAAP net loss per share[1]	(0.11)	(0.11)
Adjustments	0.07	0.04
Non-GAAP net loss per share[1]	(0.04)	(0.07)
1)Weighted average common shares outstanding (basic and diluted) for the three months ended June 30, 2024 and 2023 were 331,830,608 and 220,772,111, respectively.

Investors:
Scott Smith
408-724-1498

IR@SoundHound.com

Media:
Fiona McEvoy
415-610-6590
PR@SoundHound.com